Exhibit 99.1

Annaly Capital Management, Inc. Announces Proposal to Acquire CreXus Investment Corp.

NEW YORK--(BUSINESS WIRE)--November 12, 2012--Annaly Capital Management, Inc. (NYSE: NLY) (“Annaly” or the “Company”) announced today that it has proposed to the Board of Directors of CreXus Investment Corp. (NYSE: CXS) (“CreXus”) to acquire for cash all of the shares of CreXus that Annaly does not currently own.

CreXus has approximately 76,630,528 shares of common stock outstanding, of which Annaly holds 9,527,778 shares, or approximately 12.4%.

PROPOSAL TERMS

Under the terms of the proposal, Annaly proposes to acquire all the CreXus shares it does not already own for $12.50 per share in cash. This represents approximately a 13% premium to CreXus’ last reported share price, approximately a 16% premium to the last 3-month average price and approximately a 5% premium to the common stock book value per share as reported in CreXus’ earnings release for the third quarter of 2012. The proposal states that it is subject to satisfactory negotiation of mutually acceptable definitive documentation, which documentation will not have any financing condition to close.

Given that Fixed Income Discount Advisory Company (“FIDAC”), a wholly owned subsidiary of Annaly, manages CreXus, and two employees of FIDAC are on CreXus’ Board of Directors, Annaly expects that CreXus’ Board will create a Special Committee consisting entirely of directors who are independent of Annaly to consider the proposal contained in Annaly’s letter and to negotiate the terms of any transaction resulting from that proposal.

A copy of the Company’s proposal to the Board of Directors of CreXus is set forth below.

Advisors

BofA Merrill Lynch is acting as financial advisor and K&L Gates LLP is acting as legal advisor to Annaly in connection with this proposal.

About Annaly Capital Management, Inc.

Annaly’s principal business objective is to generate net income for distribution to investors from its investment securities and from dividends it receives from its subsidiaries. Annaly is a Maryland corporation that has elected to be taxed as a real estate investment trust (“REIT”).

About CreXus Investment Corp.

CreXus (NYSE: CXS) is a specialty finance company that acquires, manages and finances, directly or through its subsidiaries, commercial mortgage loans and other commercial real estate debt, commercial mortgage-backed securities and other commercial real estate-related assets. CreXus’ principal business objective is to generate net income for distribution to investors from the spread between the yields on its investments and the cost of borrowing to finance their acquisition and secondarily to provide capital appreciation. CreXus, a Maryland corporation that has elected to be taxed as a REIT, is externally managed by FIDAC, which is a wholly-owned subsidiary of Annaly. Each of CreXus’ officers also serves as an employee of Annaly or FIDAC.

About Fixed Income Discount Advisory Company

FIDAC is an investment advisor registered with the Securities and Exchange Commission and a wholly owned subsidiary of Annaly. FIDAC is a fixed-income investment management company specializing in managing fixed income investments in (i) Agency RMBS, (ii) non-Agency RMBS, including investment grade and non-investment grade classes, which are typically pass-through certificates created by a securitization of a pool of mortgage loans that are collateralized by residential real properties and (iii) collateralized debt obligations, or CDOs. FIDAC has experience in managing and structuring debt financing associated with these asset classes and commenced active investment management operations in 1994.

The Company’s proposal letter to the Board of Directors of CreXus is as follows:

November 9, 2012
Board of Directors
CreXus Investment Corp.
1211 Avenue of the Americas
New York, NY 10036

Lady and Gentlemen:

Annaly has been analyzing alternatives with respect to the CreXus commercial real estate related investment business, and believes it could be beneficial to all constituents for Annaly to acquire the 87.6% of CreXus that it does not currently own.

Accordingly, by this letter, Annaly is proposing that it acquire all the CreXus shares it does not already own for $12.50 per share in cash. This represents approximately a 13% premium to CreXus’ last reported share price, approximately a 16% premium to the last 3-month average price and approximately a 5% premium to the common stock book value per share as reported in CreXus’ earnings release for the third quarter of 2012.

Our proposal is subject to satisfactory negotiation of mutually acceptable definitive documentation, which documentation will not have any financing condition to close. We have engaged Bank of America Merrill Lynch as our financial advisor and K&L Gates as legal counsel to assist us in the proposed transaction.

Given that Fixed Income Discount Advisory Company (FIDAC), a wholly owned subsidiary of Annaly, manages CreXus, and two employees of FIDAC are on CreXus’ Board of Directors, we expect that the CreXus Board will create a Special Committee consisting entirely of directors who are independent of Annaly to consider the proposal contained in this letter and to negotiate the terms of any transaction arising from that proposal. We further expect that the Special Committee will engage its own financial and legal advisers. If that is the case, I and others at Annaly will be happy to meet with members of the Special Committee and we will instruct our financial and legal advisers to work with the financial and legal advisers to the Special Committee regarding the transaction contemplated by this proposal.

We are aware that it is likely that members of, or advisors to, the Special Committee will want to review detailed confidential information about CreXus and its assets and liabilities and that the Special Committee may want to make information available to other persons Therefore, we have instructed the applicable FIDAC employees who are responsible for managing CreXus to provide detailed confidential information about CreXus and its assets and liabilities to the Special Committee and its advisors, and to make that information, or portions of it specified by the Special Committee, available as may be requested by the Special Committee to whomever the Special Committee may designate, including Annaly. We are also instructing the FIDAC employees to cooperate fully with the Special Committee and its advisors.

As we are a current Schedule 13D filer with regard to CreXus, we are required under securities laws to amend our filing to publicly disclose our offer to you. Accordingly, we will be filing this letter promptly with the SEC and issuing a press release regarding it.

We at Annaly look forward to working with CreXus’ independent directors with regard to the transaction Annaly is proposing in this letter.

Sincerely,
/s/ Wellington Denahan
Wellington Denahan
Chairman and Chief Executive Officer

This news release and our public documents to which we refer contain or incorporate by reference certain forward-looking statements which are based on various assumptions (some of which are beyond our control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "anticipate," "continue," or similar terms or variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability of mortgage-backed securities for purchase; the availability of financing and, if available, the terms of any financings; changes in the market value of our assets; changes in business conditions and the general economy; our ability to integrate the commercial mortgage business; our ability to consummate any contemplated investment opportunities; risks associated with the businesses of our subsidiaries, including the investment advisory business of our wholly-owned subsidiaries, including: the removal by clients of assets managed, their regulatory requirements, and competition in the investment advisory business; risks associated with the broker-dealer business of our wholly-owned subsidiary; changes in government regulations affecting our business; our ability to maintain our qualification as a REIT for federal income tax purposes; and our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. We do not undertake, and specifically disclaim any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

CONTACT:
Annaly Capital Management, Inc.
Investor Relations, 888-8Annaly